Exhibit 21.1

SUBSIDIARIES OF GALAXY DIGITAL INC.*

Subsidiary name	Jurisdiction of incorporation
Galaxy Digital LP	Cayman Islands
Galaxy Digital LLC	Delaware
Galaxy Digital Holdings LP	Delaware
Galaxy Digital Services LLC	Delaware
Galaxy Digital Qualified Opportunity Zone Business, LLC	Delaware
Galaxy Bahamas Ltd.	Bahamas
Galaxy Venture Fund (2023) LP	Cayman Islands
Galaxy Digital Qualified Opportunity Fund 2024, LP	Delaware
Galaxy Helios I LLC	Delaware
Galaxy Helios I Pledgor LLC	Delaware
Galaxy Helios II Qualified Opportunity Zone Business, LLC	Delaware
Galaxy Trading Asia Limited	Hong Kong
Galaxy Power LLC	Delaware
Galaxy Digital UK Limited	UK
Galaxy Digital Qualified Opportunity Zone Business II, LLC	Delaware
Galaxy Digital Labs LLC	Delaware
Galaxy Digital Ventures LLC	Delaware
Galaxy Derivatives LLC	Delaware
GDS Crypto Technologies Israel Ltd.	Israel
GK8 LLC	Delaware
Galaxy Digital Mining LLC	Delaware
Galaxy DBL, LLC	Delaware
GalaxyOne Prime LLC	Delaware
Galaxy Digital Partners LLC	New York
Galaxy Digital Trading Cayman LLC	Cayman Islands
Galaxy Digital Capital Management LP	Cayman Islands
* As of December 31, 2025. Unnamed subsidiaries, considered in the aggregate as a single subsidiary, did not constitute a significant subsidiary as of the year ended December 31, 2025.